Exhibit 99.1

News Release

National Penn Bancshares Inc. Announces
$150 Million Investment Agreement
With Warburg Pincus

●	Further strengthening of balance sheet
●	Enhanced ability to repay TARP
●	Positioned for longer-term growth

BOYERTOWN, PA., October 6, 2010 -- National Penn Bancshares, Inc. (Nasdaq: NPBC) today announced the execution of an investment agreement with Warburg Pincus, a leading global private equity firm, under which Warburg Pincus has agreed to invest $150 million in National Penn through a direct purchase of newly issued common stock at $6.05 per share, approximating the average closing price of the stock over the last 30 days.  The initial investment of $63.3 million will be funded within 10 days, with the remainder of the investment to be made after receipt of regulatory approvals, which are anticipated in the fourth quarter of 2010.

 “We are excited to have Warburg Pincus join us as a significant shareholder, with its longstanding record of successful investing in the financial services industry and deep understanding of the banking sector,” said Scott V. Fainor, president and CEO of National Penn. “We believe the incremental capital will accelerate our ability to repay the U.S. Treasury for its TARP investment in us, enhance our ability to serve our customers and communities, and further differentiate National Penn from others in the industry as economic conditions improve,” he continued.

All of National Penn’s capital ratios are improved by the Warburg Pincus investment, with the tangible common equity ratio increasing from 7.0% at June 30, 2010 to more than 8.7% pro forma for the investment and the total risk-based capital ratio increasing from 14.9% at June 30,         2010 to more than 18%.  Assuming TARP is repaid, the tangible common equity ratio is approximately 8.9% and the total risk-based capital ratio of approximately 15.7% remains well above regulatory requirements(1).

As part of the transaction, Michael E. Martin, Managing Director and Co-Head of Warburg Pincus’ Financial Services group, will join National Penn’s board of directors, upon the second closing, to serve for an initial term through April 2013.  Chairman of the Board Thomas A. Beaver and Fainor said, “We welcome Michael as he joins our board, and we and the other directors look forward to his insights, based upon his long and broad financial industry experience.”
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(1)All ratios are presented pro forma for the pending sale of Christiana Bank & Trust Company.

Michael E. Martin commented, “We are pleased to have the opportunity to partner with National Penn and its talented management team. Our extensive due diligence has confirmed National Penn’s strong financial condition and vibrant regional banking franchise.  With the regional banking sector, and National Penn’s markets in particular, ripe for consolidation, we believe that National Penn is well-positioned to take advantage of market opportunities and has the right management team to lead and direct its growth.”

Terms of the Warburg Pincus investment are:

•	Warburg Pincus is acquiring a total of 24.8 million common shares at $6.05 per share, upon receipt of all necessary regulatory approvals.
•	Warburg Pincus will initially fund $63.3 million of its investment, with a second funding of $86.7 million following the receipt of necessary anti-trust and federal bank regulatory approvals.
•	Pro forma for its full investment, Warburg Pincus will own 16.4% of National Penn’s outstanding common shares.
•	Additional details on the investment agreement will be provided in a filing on Form 8-K to be made today with the Securities and Exchange Commission.

Sandler O’Neill & Partners, LLP served as financial advisor and Reed Smith LLP served as legal counsel to National Penn.

Wachtell, Lipton, Rosen & Katz served as legal counsel, KPMG LLP provided accounting and tax diligence support, Franklin Madison LLC served as financial and business diligence advisor, and Strategic Risk Advisors provided loan file and credit diligence support, to Warburg Pincus.

Conference Call and Webcast

National Penn will hold a conference call with analysts and live webcast on Wednesday, October 6, 2010, at 9:00 A.M. EDT, to discuss this transaction.  To listen to the live conference call and view the presentation slides over the internet, please log on to National Penn’s website at www.nationalpennbancshares.com, select the “Warburg Pincus Investment Agreement” link, and follow the instructions.  Please access the webcast approximately 10 to 15 minutes prior to the beginning of the webcast.  If you are unable to listen to this live webcast, it will be archived on the National Penn website for 30 days.

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with $9.2 billion in assets, is the fourth largest bank holding company based in Pennsylvania. Headquartered in Boyertown, National Penn operates 127 offices. It has 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions. National Penn also currently has two offices in Delaware through its wholly-owned subsidiary Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

About Warburg Pincus

Warburg Pincus is a leading global private equity firm.  The firm has more than $30 billion in assets under management.  Its active portfolio of more than 110 companies is highly diversified by stage, sector and geography.  Warburg Pincus is a growth investor and an experienced partner to management teams seeking to build durable companies with sustainable value.  Warburg Pincus has a successful track record of long term investments in the banking sector particularly in periods of market dislocation going back to the 1980s.  Historic and current bank sector investments include Webster Financial, Sterling Financial, The Bowery Savings Bank, Mellon Bank, Dime Bancorp, TAC Banc-shares, HDFC, Kotak Mahindra and ICICI Bank.

Founded in 1966, Warburg Pincus has raised 13 private equity funds which have invested more than $35 billion in over 600 companies in 30 countries.  The firm is currently investing Warburg Pincus Private Equity X, L.P., a $15 billion fund, and has offices in Bejing, Frankfurt, Hong Kong, London, Mumbai, New York, San Francisco, Sao Paolo and Shanghai.  For more information, please visit www.warburgpincus.com.

Safe Harbor Regarding Forward Looking Statements

This press release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, rationales, objectives, expectations or consequences of proposed or announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions investors not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, increased capital requirements mandated by National Penn’s regulators, National Penn’s ability to raise capital, variations in interest rates, continued deterioration in the credit quality of certain loans, the effect of credit risk exposure, declines in the value of National Penn’s assets, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate, competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s  information technology.  These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof.  National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Media Contact:	Catharine S. Bower, Corporate Communications
(610) 369-6618 or catharine.bower@nationalpenn.com

Investor Contact:	Michelle H. Debkowski, Investor Relations
(610) 369-6461 or michelle.debkowski@nationalpenn.com

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